Exhibit 10.48

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of June 23, 2017 (the “Effective Date”) by and among Molecular Templates, Inc., a Delaware corporation (“MTEM”), Threshold Pharmaceuticals, Inc., a Delaware corporation (“Threshold”), and Millennium Pharmaceuticals, Inc., a Delaware corporation and a wholly owned subsidiary of Takeda Pharmaceutical Company Ltd. (the “Investor”). MTEM, Threshold and the Investor may each be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.    Reference is made to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of March 16, 2017, by and among MTEM, Threshold and Trojan Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Threshold (“Merger Sub”), pursuant to which, at the Effective Time, Merger Sub will be merged with and into MTEM with MTEM remaining as the surviving entity after the merger and a wholly owned subsidiary of Threshold (the “Merger”). At the effective time of the Merger (“Effective Time”), Threshold’s certificate of incorporation will be amended to change its legal name from “Threshold Pharmaceuticals, Inc.” to “Molecular Templates, Inc.” For purposes of this Agreement, the term “Company”, with respect to matters prior to the Effective Time, shall mean Threshold, and with respect to matters after the Effective Time, shall mean Molecular Templates, Inc. (formerly known as Threshold Pharmaceuticals, Inc.)

B.    Concurrently with the execution of this Agreement, MTEM and the Investor are entering into the Multi-Target Collaboration and License Agreement dated as of the date hereof (the “Collaboration Agreement”).

C.    The Parties are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act and the provisions of Regulation D (“Regulation D”) or other applicable exemptions from registration, as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

D.    The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and subject to the conditions stated in this Agreement, a number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) that will be determined (as detailed herein) based on the reverse stock split of Threshold’s common stock that will become effective immediately prior to the Effective Time (the “Reverse Split”).

E.    On or prior to the Closing Date, the Company will use commercially reasonable efforts to amend the Registration Rights Agreement attached hereto as Exhibit A (the “Registration Rights Agreement”) to add the Shares as “Registrable Securities” for all purposes thereunder (such that the Company agrees to provide certain registration rights with respect to the Shares under the Securities Act and applicable state securities laws) and to add the Investor as an “Investor” for all purposes thereunder, and making no other changes thereto. The Registration Rights Agreement as so amended is referred to herein as the “Amended Registration

Rights Agreement.” In the event the Company is unable to obtain the consent of the Required Investors (as defined in the Registration Rights Agreement), the Company will execute a registration rights agreement, by and between the Company and the Investor, in a form substantially similar to the Registration Rights Agreement (the “Investor Registration Rights Agreement”).

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Definitions. In addition to those terms defined elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Actual Reverse Split Ratio” means the actual ratio for the Reverse Split that is approved by Threshold’s Board of Directors and effectuated immediately prior to the Effective Time.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person.

“Assumed Per Share Purchase Price” means $5.00 per Share.

“Assumed Reverse Split Ratio” means 8.1970 pre-split shares of Common Stock for 1 post-split share of Common Stock.

“Business Day” means any day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Company’s Knowledge” means the actual knowledge after reasonable investigation of the executive officers (as defined in Rule 405 under the Securities Act) of the Company and any executive officers of the Subsidiaries.

“Contract” means any written agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Control” (including the terms “Controlling,” “Controlled by” or “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Shares, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any federal, national, supranational, state, provincial, municipal, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction.

“Law” or “Laws” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Material Adverse Effect” means a material adverse effect on (i) the assets, properties, results of operations, financial condition, business or prospects of the Company and the Subsidiaries, taken as a whole or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents; provided that none of the following shall be taken into account, either alone or in combination, in determining whether there is a Material Adverse Effect: (a) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or elsewhere in the world or which are generally applicable to the industry in which the Company operates; (b) effects attributable to the announcement or disclosure of the transactions contemplated by this Agreement (provided that any such announcement or disclosure is not in breach of this Agreement); (c) effects resulting from any changes in the market price or trading volume of the Common Stock; and (d) effects caused by any change in Law; provided further, in each case, that such effects do not, individually or in the aggregate, have a materially disproportionate adverse impact on the Company and the Subsidiaries, taken as a whole, relative to any other Person in the industry in which the Company operates.

“Order” means any order, writ, injunction, judgment or decree.

“Permits” means licenses, certificates, permits and other authorizations.

“Per Share Purchase Price” means the price per Share to be paid by the Investor at the Closing, as determined pursuant to Section 3.2.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.

“PIPE Financing” means the private placement by the Company to be made to certain investors pursuant to a Securities Purchase Agreement to be entered into pursuant to the Equity Commitment Letter dated March 16, 2017 by and among MTEM, Threshold and Longitude Venture Partners III, L.P., resulting in at least $20,000,000 of gross proceeds to the Company.

“Registration Statement” has the meaning set forth in the Amended Registration Rights Agreement or the Investor Registration Rights Agreement, as applicable.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” means the aggregate number of shares of Common Stock being purchased by the Investor hereunder, as determined pursuant to Section 3.2.

“Subsidiary” means any Person in which the Company owns, directly or indirectly, an amount of the voting securities, other voting ownership or voting partnership interests that in each case is sufficient to elect at least a majority of the directors to its Board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests). For clarity, for purposes of this Agreement, from and after the Effective Time, MTEM shall be deemed to be a Subsidiary of the Company.

“Transaction Documents” means this Agreement and the Amended Registration Rights Agreement or the Investor Registration Rights Agreement, as applicable.

2.    Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Investor shall purchase from the Company, and the Company shall sell and issue to the Investor, the Shares.

3.    Closing.

3.1    The closing of the issuance and sale of the Shares (the “Closing”) shall occur remotely via the exchange of documents and signatures immediately or as soon as practicable after the Effective Time and the closing of the PIPE Financing (the “Closing Date”). At the Closing, the Investor shall deliver or cause to be delivered to the Company the Subscription Amount, via wire transfer of immediately available funds pursuant to the wire instructions delivered to the Investor by the Company prior to the Closing, and the Company shall instruct the transfer agent for the Common Stock (the “Transfer Agent”) to register the issuance of the Shares to the Investor via book entry (and, upon request of the Investor, the Company shall instruct the Transfer Agent to deliver stock certificates to the Investor representing the Shares).

3.2    The Assumed Per Share Purchase Price has been determined based on the Assumed Reverse Split Ratio. In the event the Actual Reverse Split Ratio differs from the Assumed Reverse Stock Ratio, then the Assumed Per Share Purchase Price will be adjusted accordingly to determine the Per Share Purchase Price (with such price increasing in the event the Actual Reverse Split Ratio results in a greater number of shares being combined into a single share of Threshold Common Stock than under the Assumed Reverse Split Ratio, and such price decreasing in the event the Actual Reverse Split Ratio results in a smaller number of shares being combined into a single share of Threshold Common Stock than under the Assumed Reverse Split Ratio), and in no event will the Per Share Purchase Price be higher than that portion of the purchase price paid by the investors in the PIPE Financing that is attributed to a single share of Common Stock. After the Actual Reverse Split Ratio and the Per Share Purchase Price arefinally determined, the aggregate number of Shares to be purchased by the Investor hereunder will be determined by dividing $20,000,000 (subject to adjustment in accordance with thisSection 3.2) (the “Subscription Amount”) by the Per Share Purchase Price; provided that, notwithstanding anything in this Agreement to the contrary, in the event that the number of Shares to be purchased by the Investor would exceed the number of Shares representing nineteen percent (19.0%) of the outstanding shares of Common Stock following the Closing, the Subscription Amount shall be reduced such that following the Closing the Investor shall own an aggregate number of Shares representing no more than 19.0% of the outstanding shares of Common Stock. The Per Share Purchase Price shall also be appropriately adjusted to reflect any dividend, merger, consolidation, capital reorganization or reclassification (in each case other than in connection with the Merger) of the Company prior to the Closing.

4.    Taxes. The Company shall pay any and all transfer, stamp, or similar taxes that may be payable with respect to the issuance and delivery of any Shares to the Investor made under this Agreement.

5.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth in the part or subpart of the schedules delivered herewith (collectively, the “Disclosure Schedule”) or as disclosed in the SEC Filings (in each case excluding any disclosure of risks included in any “risk factor,” “forward-looking statements” disclaimer or other statements that are similarly predictive or forward looking in nature), as of the date hereof, the following statements are true, complete and correct (except that those statements that address matters only as of a particular date are true, complete and correct as of such date):

5.1    Organization, Good Standing and Qualification. Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and as it is described in the SEC Filings and to own, lease and operate its properties and assets. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business makes such qualification necessary, unless the failure to so qualify or be in good standing would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.2    Certificate of Incorporation and Bylaws. The certificate of incorporation, bylaws and documents of similar substance (“Governing Documents”) of the Company and its Subsidiaries that are on file with the SEC are current, complete and correct copies thereof as in effect on the date hereof. The Governing Documents of the Company and the Subsidiaries are in full force and effect. The Company and each Subsidiary are in compliance in all material respects with the terms of their respective Governing Documents.

5.3    Authorization. he Company has all requisite corporate power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder and (iii) the authorization, issuance, sale and delivery of the Shares. Each Transaction Document, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability, relating to or affecting creditors’ rights generally and by general equitable principles.

5.4    Capitalization.

(a)    Except for the Options and Warrants and the securities to be issued in connection with the Merger and the PIPE Financing, there are no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other equity interests of the Company or any Subsidiary; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other equity interests of the Company or any Subsidiary; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company or any Subsidiary is or may become obligated to sell or otherwise issue any shares of its capital stock or other equity interests; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other equity interests of the Company or any Subsidiary. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, restricted stock units, equity-based awards or other similar rights with respect to the Company or any Subsidiary.

(b)    Except as set forth in Section 5.4 of the Disclosure Schedule, (i) none of the outstanding shares of Common Stock are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Common Stock are subject to any right of first refusal in favor of the Company; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of the Company or any Subsidiary having a right to vote on any matters on which the stockholders of Company have a right to vote; and (iv) there is no Contract to which the Company or any Subsidiary is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Common Stock (other than the Support Agreements, Lockup Agreements, the Amended Registration Rights Agreement or the Investor Registration Rights Agreement, as applicable, and this Agreement). Neither the Company nor any Subsidiary is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Common Stock or other Shares.

5.5    Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, will not be in violation of any preemptive rights and will be free and clear of all taxes, liens, encumbrances, rights of first refusal and restrictions (other than those created by the Investor), except for restrictions on transfer imposed by applicable federal and state securities saws. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

5.6    Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent, waiver, authorization or order of, or any other action by or in respect of, or filing with, any

Governmental Authority other than those that have been made or obtained prior to the Effective Date and post-sale filings pursuant to applicable federal and state securities laws and the rules and regulations of The NASDAQ Stock Market LLC, which the Company undertakes to file within the applicable time periods.

5.7    SEC Filings.

(a)    The Company has timely filed with or furnished to the SEC all registration statements, prospectuses, reports, schedules, forms, reports, definitive proxy statements, schedules and other documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, for the three (3)-year period preceding the Effective Date (or such shorter period as the Company was required by Law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Filings”).

(b)    Each SEC Filing, as amended or supplemented, if applicable, as of its date, or, if amended, as of the date of the last such amendment, (i) complied as to form in all material respects with all applicable requirements of the Securities Act, Exchange Act and Sarbanes-Oxley Act of 2002, as amended, as the case may be, and the rules and regulations of the SEC thereunder, applicable to such SEC Filing and (ii) did not, at the time it was filed (or at the time it became effective in the case of registration statements), or, if amended, as of the date of the last such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer of the type described in Rule 144(i) under the Securities Act. As of the Closing, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the SEC Filings and, to the Company’s knowledge, none of the SEC Filings is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. Each Contract or other document required under the Securities Act or the Exchange Act to be filed as an exhibit to the SEC Filings is so filed.

5.8    No Material Adverse Change. Since January 1, 2017, except for the Merger or as identified and described in the SEC Filings, (i) there has not been any change in the consolidated assets, liabilities, financial condition or operating results of the Company or the Subsidiaries from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, except for changes in the ordinary course of business that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect, (ii) there has not been any event, condition occurrence or development that, individually or in the aggregate, has had, or reasonably could be expected to result in, a Material Adverse Effect; (iii) the Company has not declared or made any dividend or distribution of cash or other property to the holders of its Common Stock or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

5.9    No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares does not and will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Governing Documents of the Company or any Subsidiary, in each case as in effect as of immediately prior to the Closing, or (b) any Law or Order of any Governmental Authority, in each case having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Contract; except in the case of clauses (i)(b) and (ii) such as would not have, or reasonably be expected to result in, a Material Adverse Effect.

5.10    Tax Matters. The Company and each Subsidiary has timely and duly filed all federal, state and local tax returns required to have been filed by the Company or such Subsidiary with all appropriate Governmental Authorities. All such tax returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. The Company and each Subsidiary have paid all material taxes due and owing on or before the Effective Date, except those being contested in good faith with respect to which adequate reserves have been reserved for on the books of the Company. There is no tax lien, whether imposed by any federal, state, county or local tax authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

5.11    Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.

5.12    Litigation. Except as may be filed in connection with the Merger, there is no claim, action, suit, arbitration or similar proceeding pending against or affecting or, to the Company’s Knowledge, threatened against the Company, any Subsidiary or any of its respective properties or, to the Company’s Knowledge, any director, officer or employee of the Company or any Subsidiary (in his or her capacity as such). The Company is not a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any Governmental Authority. There is no material action, suit, proceeding or investigation by the Company or any Subsidiary currently pending or that the Company or any Subsidiary intends to initiate.

5.13    Financial Statements. Each of the financial statements (including, in each case, any notes thereto) of the Company contained or incorporated by reference in the SEC Filings, as amended, supplemented or restated, if applicable, (i) complied as to form in all material respects with the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement); (ii) present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates presented and the results of operations and cash flows for the periods presented; and (iii) were prepared in conformity with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments).

5.14    Intellectual Property. The Company and each Subsidiary owns, possesses, licenses or has other enforceable rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) used in the conduct of the Company’s and each Subsidiary’s businesses as now conducted or as proposed in the SEC Filings to be conducted (the “Company Intellectual Property”). To the Knowledge of the Company, there are no rights of third parties to any owned Company Intellectual Property, other than as licensed by the Company. To the Knowledge of the Company, there is no infringement by third parties of any owned Company Intellectual Property. There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property. There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any owned Company Intellectual Property. The Company does not have any Knowledge of any infringement by the Company or any Subsidiary of any Intellectual Property of others, and there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any Intellectual Property of others. To the Company’s Knowledge, there are no material facts required to be disclosed to the U.S. Patent and Trademark Office (“USPTO”) which have not been disclosed to the USPTO and which would preclude the grant of a patent in connection with any patent application of the Company Intellectual Property or could form the basis of a finding of invalidity with respect to any issued patents of the Company Intellectual Property.

5.15    Disclosure. The Company understands and confirms that the Investor will rely on the representations and warranties contained in this Section 5 and Section 7 of this Agreement in effecting transactions in Shares of the Company. To the Knowledge of the Company, all due diligence materials regarding the Company, the Subsidiaries, their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company or the Subsidiaries to the Investor are, when taken together with the SEC Filings and the Disclosure Schedule, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.16    Contracts. Each Contract or other document of a character required to be described in the SEC Filings under the Securities Act or the Exchange Act (collectively, the “Material Contracts”) is so described. Each Material Contract is valid and binding on the Company and, to the Company’s Knowledge, each other party thereto, and in full force and effect. Each Material Contract is enforceable against the Company and, to the Company’s Knowledge, each other party thereto in accordance with the terms thereof, except to the extent such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability, relating to or affecting creditors’ rights generally and by general equitable principles. The Company has not received notice of any violation or default under (or any condition that with the passage of time or the giving of notice would cause such a default or violation under) any Material Contract. The Company has not sent or received any communication regarding termination of, or intent not to renew, any Material Contract, and no such termination or non-renewal has been threatened by the Company or any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

5.17    Compliance. Except as had not, individually or in the aggregate, had or could reasonably be expected to result in, a Material Adverse Effect: (i) the Company and each Subsidiary are and have been for the three (3)-year period preceding the date hereof in compliance with Laws applicable to each of them relating to the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company or any Subsidiary or out-licensed by the Company or any Subsidiary (each, a “Company Product”), including, without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar Laws of other Governmental Authorities and the regulations promulgated pursuant to such Laws (collectively, “Applicable Laws”); (ii) the Company and the Subsidiaries possess all material approvals, authorizations, Permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of their respective properties and assets or the conduct of their respective businesses as it relates to a Company Product and as described in the SEC Filings (collectively, “Authorizations”), and such Authorizations are valid and in full force and effect and neither the Company nor any Subsidiary is in violation of any material term of any such Authorizations; (iii) neither the Company nor any Subsidiary has received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or Authorizations relating to a Company Product; (iv) neither the Company nor any Subsidiary has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any Company Product, or any operation or activity related to a Company Product is in violation of any Applicable Laws or Authorizations and, to the Company’s Knowledge, no Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) to the Company’s Knowledge, there has not been any noncompliance with or violation of any Applicable Laws by the Company or any Subsidiary that would reasonably be expected to require the issuance of any written notice or result in an investigation, corrective action, or enforcement action by the FDA or similar Governmental Authority with respect to a Company Product; (vi) neither the Company nor any Subsidiary has received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any Knowledge that any such Governmental Authority has threatened or is considering such action with respect to a Company Product; and (vii) the Company and each Subsidiary has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments required by any Applicable Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). To the Company’s Knowledge, neither the Company, nor any Subsidiary, nor any of their respective directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other Governmental Authority.

5.18    Compliance in Clinical Trials. The clinical studies and tests conducted by the Company and each Subsidiary or on behalf of the Company or any Subsidiary, have been and, if still pending, are being, conducted in all material respects pursuant to all Applicable Laws and Authorizations; the descriptions of the results of such clinical studies and tests contained in the SEC Filings are accurate and complete in all material respects and fairly present the data derived from such clinical studies and tests; the Company (on a consolidated basis) is not aware of any clinical studies or tests, the results of which the Company (on a consolidated basis) believes reasonably call into question the research, nonclinical or clinical study or test results described or referred to in the SEC Filings when viewed in the context in which such results are described; and neither the Company nor any Subsidiary have received any written notice or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any clinical study or test conducted by or on behalf of the Company or any Subsidiary.

5.19    Investment Company. The Company (on a consolidated basis with its Subsidiaries) is not, and is not an Affiliate of, and, after giving effect to the offering and sale of the Shares, will not be and will not be an Affiliate of an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

5.20    Governmental Permits, Etc. The Company and each Subsidiary possess all material Permits issued by all applicable Governmental Authorities necessary to conduct its respective businesses. Neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Permit that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have, or would reasonably be expected to have, a Material Adverse Effect.

5.21    Internal Control over Financial Reporting. The Company and the Subsidiaries (on a consolidated basis) have implemented and maintain a system of internal controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and the Company is not aware of any material weakness in its internal controls over financial reporting.

5.22    Disclosure Controls and Procedures. The Company has implemented and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, summarized and reported within the timeframes specified by the SEC’s rules and forms (and such disclosure controls and procedures are effective) and has disclosed, based on its most recent evaluation of its system of internal control over financial reporting prior to the Effective Date, to the Company’s independent registered accountant and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) and (B) any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

5.23    Labor. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Knowledge of the Company, is threatened. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, the Company is not a party to any collective bargaining agreement, and the Company believes that its relationships with its employees are good. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes. The Company is not delinquent in any material payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for services performed by them to date or amounts required to be reimbursed to such employees or upon any termination of the employment of any such employees.

5.24    ERISA. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan that is required to be funded, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of the Subsidiaries that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of Law or applicable qualification standards, with respect to the employment or compensation of employees by the Company that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the most recently completed fiscal year of the Company; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company compared to the amount of such obligations in the most recently completed fiscal year of the Company; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any Subsidiary related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

5.25    Environmental Laws. The Company and Subsidiary (i) is in compliance with any and all applicable foreign, federal, state and local Laws relating to the protection of human health and safety, the environment or the use, treatment, storage and disposal ofhazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all Permits required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any Environmental Law, including for the investigation or remediation of any release or threat of release of hazardous materials, and, to the Company’s Knowledge, no event or condition has occurred or exists that would reasonably be expected to result in any such notice. Neither the Company nor any Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. The Company does not anticipate any material capital expenditures relating to any Environmental Laws.

5.26    Foreign Corrupt Practices. Neither the Company (on a consolidated basis) nor, to the Knowledge of the Company, any director, officer, agent, employee or other person working on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, entertainment, contribution, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in each case, in contravention of the FCPA.

5.27    Money Laundering Laws. The operations of the Company and each Subsidiary are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements and the money laundering Laws and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, Government Authority or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

5.28    OFAC. Neither the Company nor any Subsidiary, nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any Subsidiary (i) is currently subject to any sanctions administered or imposed by the United States (including any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including the Investor). Neither the Company nor any Subsidiary

is nor, to the Knowledge of the Company, any director, officer, agent, or employee of the Company or any Subsidiary, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Neither the Company nor any Subsidiary has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the three (3) years prior to the Effective Date, nor does the Company (on a consolidated basis) have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

5.29    Insurance. The Company is insured by insurers of recognized financial responsibility against such losses, risks and amounts as are prudent and customary in the business in which the Company is engaged. The Company does not have any reason to believe it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in costs.

5.30    Compliance with Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Capital Market (the “NASDAQ Capital Market”). The Company has taken no action designed to, or that, to the Company’s Knowledge, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act. The issuance of the Shares hereunder does not contravene the rules of the NASDAQ Capital Market.

5.31    Brokers or Finders. The Company has not retained any brokers, consultants or advisors in connection with this Agreement, and has no agreements to pay any commission or compensation in the nature of a finder’s or broker’s fee arising out of this Agreement or the transactions contemplated hereby.

5.32    Application of Takeover Protections. The Company and the Board of Directors of the Company have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or the laws of its state of incorporation that is or could become applicable to Investor as a result of Investor and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company’s issuance of the Shares and the Investor’s ownership of the Shares.

5.33    No Integrated Offering. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 6, the Company has not, directly or indirectly through any agent, made any offers or sales of, or solicited any offers to buy, any Company “security” (as defined in the Securities Act) under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of any of the Shares under the Securities Act.

5.34    Private Placement. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 6, and in reliance thereon, the offer, sale and issuance of the Shares to the Investor as contemplated hereby is exempt from the registration requirements of the Securities Act and from the qualification or registration requirements of applicable state securities laws.

5.35    Compliance with Rule 506. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale is disqualified from relying on Rule 506 of Regulation D (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Shares to the Investor pursuant to this Agreement. The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists, but has assumed the accuracy of the Investor’s representations and warranties set forth in Section 6. The Company has furnished to the Investor, a reasonable time prior to the date hereof, a description in writing of any matters that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506(e). Any outstanding securities of the Company (of any kind or nature) that were issued in reliance on Rule 506 at any time on or after September 23, 2013 have been issued in compliance with Rules 506(d) and (e) and no party has any reasonable basis for challenging any such reliance on Rule 506 in connection therewith.

5.36    Shell Company. The Company is not, and has never been, an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act).

5.37    Use of Form S-3. The Company meets the registration and transaction requirements for use of Form S-3 for the registration of the resale of the Shares by the Investor, subject to the SEC’s guidance and interpretations regarding secondary offerings being considered primary offerings

5.38    No Stop Order; Shares Approved for Listing. No stop order or suspension of trading has been imposed as of the Effective Date by the NASDAQ Capital Market, the SEC or any other Governmental Authority or regulatory body with respect to public trading in the Common Stock.

5.39    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company’s directors or officers (in their capacities as such) to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 relating to loans.

6.    Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that, as of the date hereof and as of the Closing Date, the following statements are true, complete and correct:

6.1    Organization and Existence. The Investor is a duly organized, validly existing corporation and is in good standing under the Laws of the jurisdiction of its organization.

6.2    Authorization. The Investor has the requisite corporate power and authority and has taken all requisite action on the part of the Investor, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents and (ii) the authorization of the performance of all obligations of the Investor hereunder or thereunder. The Transaction Documents constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability, relating to or affecting creditors’ rights generally and by general equitable principles.

6.3    No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Investor will not (i) conflict with or result in a material breach or material violation of (a) any of the terms and provisions of, or constitute a material default under, its Governing Documents, as in effect as of immediately prior to the Closing, or (b) any Law or Order of any Governmental Authority, domestic or foreign, in each case having jurisdiction over the Investor or any of its assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Investor or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, indenture or instrument to which the Investor is a party; except in the case of clauses (i)(b) and (ii) such as would not have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

6.4    Purchase Entirely for Own Account. The Shares to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and for investment purposes and not with a view to distribution in violation of the Securities Act. The Investor has no present agreement, contract or undertaking to sell, transfer or grant participation rights in the Shares to any Person, subject, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.

6.5    Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

6.6    Disclosure of Information. The Investor has had an opportunity to review all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares. The Investor acknowledges that copies of the SEC Filings have been made available to it, including, without limitation, copies of the definitive proxy statement filed by the Company with the SEC on May 12, 2017 and the Merger Agreement. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.

6.7    Restricted Shares. The Investor understands that the Shares are characterized as “restricted Shares” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Investor understands that except as provided in the Amended Registration Rights Agreement or the Investor Registration Rights Agreement, as applicable, the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, (ii) the Company shall have received an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred without registration, or (iii) the Investor provides the Company with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”).

6.8    Investor Status. At the time the Investor was offered the Shares, it was, and at the Closing Date it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

6.9    Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth in the Transaction Documents in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

6.10    No General Solicitation. The Investor did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

6.11    Brokers and Finders. The Investor has not agreed to incur, directly or indirectly, any liability for brokerage or finders’ fees, agents’ commissions or similar charges in connection with this Agreement or any of the transactions contemplated hereby.

6.12    Rule 506(d) Representation. The Investor represents that it is not a person of the type described in Section 506(d) of Regulation D under the Securities Act that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D under the Securities Act.

6.13    Residency. The Investor is a resident of that jurisdiction specified on the Investor’s signature page hereto.

7.    Additional Representations and Warranties of the Company. The following representations and warranties shall be made pursuant to a supplement of this Agreement to be provided immediately prior to the Effective Time:

(a)    As of the Effective Date (and as of immediately following the Effective Time), the authorized capital stock of the Company consists of (i) [●] shares of

Common Stock, of which [●] shares are issued and outstanding as of immediately following the Effective Time, and (ii) [●] shares of preferred stock, par value $0.001 per share, of which no shares are issued or outstanding as of immediately following the Effective Time. No shares of capital stock are held in Company’s treasury. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(b)    As of the Closing Date (and as of immediately following the Effective Time), (i) an aggregate of [●] shares of Common Stock are reserved for future issuance to employees, consultants and non-employee directors pursuant to the [Company Equity Plan], of which an aggregate of [●] shares of Common Stock are subject to options outstanding as of such date (“Options”), and (ii) an aggregate of [●] shares of Common Stock are issuable (and such number is reserved for future issuance) upon the exercise of warrants to purchase shares of Common Stock (“Warrants”) outstanding as of such date. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

8.    Conditions to Closing

8.1    Conditions to the Investor’ Obligations. The obligation of the Investor to purchase the Shares at the Closing is subject to the satisfaction or waiver, on or prior to the Closing, of the following conditions:

(a)    The representations and warranties made by the Company in Section 5 and Section 7 hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such earlier date. The Company shall have performed and complied in all material respects with all obligations and covenants herein required to be performed by it on or prior to the Closing.

(b)    No order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, in each case having authority over the Company or its Subsidiaries, or any statute, rule, regulation, judgment, writ or order of or by any applicable Governmental Authority, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated hereby or by the other Transaction Documents.

(c)    The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a) and (b), of this Section 7.1.

(d)    The Company shall have executed and delivered the Transaction Documents to the Investor, and in the case of the Amended Registration Rights Agreement, the Required Investors shall have executed and delivered the Amended Registration Rights Agreement, or, in the case of the Investor Registration Rights Agreement, the Company and Investor shall have executed and delivered the Investor Registration Rights Agreement.

(e)    No stop order or suspension of trading shall have been imposed or threatened in writing by the NASDAQ Capital Market, the SEC or any other Governmental Authority or regulatory body with respect to public trading in the Common Stock. The NASDAQ Capital Market shall have approved the listing of the Shares.

(f)    Any consent required for the consummation of the transactions contemplated by this Agreement, including without limitation the issuance of the Shares, shall have been obtained.

(g)    All authorizations, approvals or Permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective.

(h)    The Effective Time of the Merger shall have occurred.

(i)    The closing of the PIPE Financing shall have occurred.

(j)    The Company shall have executed the Collaboration Agreement and the Effective Date of the Collaboration Agreement shall have occurred.

(k)    The Investor shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Investor.

(l)    The Investor shall have received a certificate of the Company’s Secretary certifying as to (i) the Company’s certificate of incorporation and bylaws, (ii) the resolutions of the Board of Directors approving the Transaction Documents and the transactions contemplated hereby and thereby and (iii) good standing certificates with respect to the Company from the applicable authorities in Delaware and any other jurisdiction in which the Company is qualified to do business, dated as of a recent date before the Closing.

8.2    Conditions to the Company’s Obligations. The Company’s obligation to sell and issue the Shares at the Closing to the Investor is subject to the fulfillment or waiver on or prior to the Closing Date of the following conditions:

(a)    The representations and warranties made by the Investor in Section 6 hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of such earlier date. The Investor shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing.

(b)    The Investor shall have delivered the Subscription Amount to the Company.

(c)    The Investor shall have executed and delivered the Transaction Documents to the Company.

(d)    The Effective Time of the Merger shall have occurred.

(e)    The Investor shall have executed the Collaboration Agreement and the Effective Date of the Collaboration Agreement shall have occurred.

8.3    Termination of Obligations to Effect Closing; Effects.

(a)    The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(i)    Upon the mutual written consent of the Company and the Investor;

(ii)    By the Company if any of the conditions set forth in Section 7.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)    By the Investor if any of the conditions set forth in Section 7.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv)    By either the Company or the Investor if the Closing has not occurred prior to 11:59 PM (New York time) on September 1, 2017;

provided, however, that, except in the case of clause (i) above, the Party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such Party’s seeking to terminate its obligation to effect the Closing.

(b)    Nothing in this Section 8.3 shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement or the other Transaction Documents.

9.    Other Covenants and Agreements of the Parties.

9.1    Disclosure of Material Non-Public Information. The Company shall not disclose material non-public information to the Investor, or to advisors to or representatives of the Investor, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material non-public information for review, and if the Investor wishes to obtain such information, it shall enter into an appropriate confidentiality agreement with the Company with respect thereto.

9.2    Listing of Registrable Shares. The Company shall promptly secure and maintain the listing of all of the Registrable Shares (as defined in the Amended Registration Rights Agreement or the Investor Registration Rights Agreement, as applicable) pursuant to the terms set forth in the Amended Registration Rights Agreement or the Investor Registration Rights Agreement, as applicable.

9.3    Legends. The Shares shall bear the following legends:

(a)    “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

(b)    If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

9.4    Removal of Legends.

(a)    In connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable securities and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor, the Company shall cause the Transfer Agent to timely remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends, provided that the Company has received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith.

(b)    Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other customary documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of (i) the Shares being subject to an effective registration statement covering the resale of the Shares, (ii) such time as the Shares have been sold pursuant to Rule 144, or (iii) such time as the Shares are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares, together with either (1) a customary representation by the Investor that Rule 144 applies to the Shares represented thereby or (2) a statement by the Investor that the Investor has sold the Shares represented thereby in accordance with the plan of distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. The Company agrees that following such time as such legend is no longer required under this Section 7.4, it will, upon an Investor’s written request and compliance with the immediately preceding sentence, deliver or cause to be delivered to the Investor, a certificate representing that such Shares are free from all restrictive and other legends.

9.5    Furnishing of Information. In order to enable the Investor to sell the Shares under Rule 144, until the date that the Shares cease to be Registrable Shares (as defined in the Amended Registration Rights Agreement), the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Closing pursuant to the Exchange Act. During such period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Shares under Rule 144.

9.6    Indemnification of Investor. Subject to the provisions of this Section 8.6, the Company will indemnify and hold the Investor and its directors, officers, shareholders, members, partners, employees and agents, each Person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, shareholders, agents, members, partners or employees of such controlling persons (each, an “Indemnified Person”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation, that any such Indemnified Person may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement; provided, however, that the aggregate liability of the Company to the Investor under this Section 9.6 shall not exceed the Subscription Amount actually paid by the Investor to the Company pursuant to Section 3. Promptly after receipt by any Investor (the “Indemnified Person”) of notice of any demand or claim from any Person that would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnification may be sought pursuant to this Section 9.6 (a “Third Party Claim”), such Indemnified Person shall promptly notify the Company in writing, and in reasonable detail, of such Third Party

Claim. Thereafter, the Indemnified Person will deliver to the Company, within five (5) Business Days after the Indemnified Person’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Person relating to the Third Party Claim. If notice of a Third Party Claim is delivered to the Company, the Company will be entitled, if it so chooses, to assume the defense thereof (subject to a reservation of rights) with counsel selected by the Company by giving the Indemnified Person written notice within twenty (20) days of the Company’s receipt of notice of the Third Party Claim pursuant to this Section 9.6. If the Company does not give such notice to the Indemnified Person of the Company’s intent to assume the defense of the Third Party Claim, the Indemnified Person shall be entitled to assume the defense thereof. Should the Company so elect to assume the defense of a Third Party Claim, the Company will not be liable to the Indemnified Person for legal expenses subsequently incurred by the Indemnified Person in connection with the defense thereof. If the Company assumes such defense, the Indemnified Person will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Company, it being understood, however, that the Company will control such defense, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is a material conflict on any material issue between the position of the Company and the position of such Indemnified Person, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Indemnified Persons entitled to indemnification hereunder. If the Company chooses to defend any Third Party Claim, then all the Parties will cooperate in the defense or prosecution of such Third Party Claim. The Indemnified Person will not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Company. Notwithstanding any other provision of this Agreement, the Company shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld), unless such settlement requires only the payment of money that the Company is obligated to pay.

9.7    Directors. The Parties shall use reasonable best efforts and take all necessary action so that, effective upon the Closing Date, the Company’s Board of Directors shall be comprised of seven members divided into three classes, Class I, Class II and Class III, with one Class III director to be nominated by Investor subject to the approval of the Nominating and Governance Committee, which shall not unreasonably be withheld (the “Investor Director”). The Investor Director shall serve as a member of the Company’s Board of Directors effective as of the Closing Date until the earlier of his or her death, resignation or removal or until his or her successor is duly appointed and qualified in accordance with applicable law.

9.8    Compliance with Laws. Notwithstanding any other provision of this Agreement, the Investor covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the

Investor provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the Shares may be sold pursuant to such rule), or (iv) to its Affiliates, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of such a transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement with respect to such transferred Shares.

9.9    Termination of Certain Obligations. The provisions of Sections 9.1 and 9.2 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Amended Registration Rights Agreement or the Investor Registration Rights Agreement, as applicable, to register or maintain the effectiveness of any registration covering the Registrable Shares (as defined in the Amended Registration Rights Agreement or the Investor Registration Rights Agreement, as applicable) shall terminate.

9.10    Lock-Up Agreement. The Investor hereby agrees that it will not, without the prior written consent of the Company, during the period commencing on the Closing Date and ending on the date that is 180 days after the Closing Date (“Lock-up Period”) (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Investor or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. Notwithstanding the foregoing, the Investor may transfer the Shares to any of its Affiliates; provided that in the case of any such transfer during the Lock-Up Period, such Affiliate transferee shall sign and deliver a lock-up letter with terms substantially similar to the terms of this Section 9.10.

Notwithstanding any other provision of this Section 9.10 to the contrary, this Section 9.10 shall not prohibit or restrict any disposition of Common Stock by the Investor in connection with (a) a bona fide tender offer by a Person other than the Investor or the Company that is not opposed by the Board of Directors and involving a Change of Control of the Company; or (b) an issuer tender offer by the Company; provided, that in the event that the tender offer is not completed, the Shares shall remain subject to the restrictions contained in this Section 9.10. For the purposes of this Agreement, a “Change of Control” means the transfer, in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock of the Company if, after such transfer, the stockholders of the Company immediately prior to such transfer do not own at least fifty percent (50%) of the outstanding voting securities of the Company (or the surviving entity).

9.11    Book Entry Statement. The Company shall deliver to the Investor a book entry statement from the Transfer Agent showing the Shares registered in the name of the Investor within three (3) Business Days of the Closing.

9.12    Further Negotiation. In the event that the Closing is not consummated on account of the failure of the condition set forth in Section 7.1(h) to be satisfied on account of any reason other than a Molecular Adverse Event (as defined in the Merger Agreement), the Investor and MTEM shall engage in good faith negotiations regarding the terms of an equity investment by the Investor in MTEM.

10.    Survival. The representations and warranties contained in this Agreement shall survive for a period of one (1) year following the Closing. All covenants and other agreements made by a Party herein or pursuant hereto shall survive until all obligations set forth therein have been performed or satisfied or they shall have terminated in accordance with their terms.

11.    Miscellaneous.

11.1    Assignment. This Agreement may not be assigned by a Party hereto without the prior written consent of the Company or the Investor, as applicable; provided that the rights and obligations of the Investor may be assigned, without the prior consent of any other Party, to one or more of the Investor’s Affiliates.

11.2    Successors. This Agreement shall be binding solely on, and inure solely to the benefit of, each of the undersigned and their respective successors and permitted assigns, and nothing set forth in this Agreement (other than as set forth in Section 9.6) shall be construed to confer upon or give to any Person other than each of the undersigned and their respective successors and permitted assigns any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Company to enforce, any provisions of this Agreement.

11.3    Counterparts; Faxes; Electronic Mail. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or electronic mail, each of which shall be deemed an original.

11.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.5    Notices. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery; (ii) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal; (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid; and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other Parties:

If to MTEM or the Company:

Molecular Templates, Inc.

9301 Amberglen Boulevard, Suite 100

Austin, TX 78729

Attn: Jason Kim

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attn:    William C. Hicks

            Matthew J. Gardella

If to Threshold:

Threshold Pharmaceuticals, Inc.

3705 Haven Ave. Suite 120Menlo Park, CA 94025

Attn: Mark Hopkins

With a copy to:

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111

Attn: Robert Phillips

If to the Investor:

to the address set forth on the signature pages hereto.

11.6    Expenses. Except as expressly set forth herein, the Parties shall pay their own costs and expenses in connection herewith.

11.7    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the MTEM, Threshold and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company.

11.8    Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor without the prior written consent of the Company (in the case of a release or announcement by the Investor) or the Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by Law or the applicable rules or regulations of the SEC, any securities exchange or securities market, in which case the Company or the Investor, as the case may be, shall allow the Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The Investor hereby acknowledge and agree that no later than the fourth (4th) Business Day after the Closing Date, the Company shall (x) issue a press release reasonably acceptable to the Investor and (y) file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement) and the Amended Registration Rights Agreement or the Investor Registration Rights Agreement, as applicable, as exhibits to such filing (including all attachments)). In addition, the Company will make such other filings and notices in the manner and time required by the SEC or the NASDAQ Capital Market and the Amended Registration Rights Agreement or the Investor Registration Rights Agreement, as applicable.

11.9    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable Law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.10    Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedule, the Collaboration Agreement and the Amended Registration Rights Agreement or the Investor Registration Rights Agreement, as applicable, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof and thereof.

11.11    Further Assurances. The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

11.12    Injunctive Relief. The Investor and the Company acknowledge and agree that, in view of the uniqueness of the Shares, damages at law would be insufficient for any breach by the Investor or the Company. Accordingly, each Party agrees that in the event of any breach or threatened breach by another Party of any provisions of this Agreement, the non-breaching Party shall be entitled to seek equitable relief in the form of an order to specifically perform or an injunction to prevent irreparable injury.

11.13    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware without regard to the choice of law principles thereof. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular mater, any state or federal court within the State of Delaware) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.    Each of the Parties irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each Party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Service of process in connection with any such suit, action or proceeding may be served on each Party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. EACH OF THE PARTIES WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

11.14    Disclaimer. Except as expressly set forth in this Agreement, no Party makes any representation or warranty to any other Party of any nature, express or implied. The Investor acknowledges and agrees that in evaluating its investment in the Shares, it is not relying on any representations, warranties or information (including the accuracy or completeness thereof) other than the representations and warranties contained herein and the information contained in the SEC Filings.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the Effective Date.

MOLECULAR TEMPLATES, INC.

By: /s/ Eric Poma

Name:	Eric Poma
Title:	CEO

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the Effective Date.

MILLENNIUM PHARMACEUTICALS, INC.

By:	/s/ G. Bianchi
Name:	G Bianchi
Title:	President

Tax ID No.: 04-3177038

Address for Notice/Residency of Investor:

35 Landsdowne Street Cambridge, MA 02193

Telephone No.: (617) 679-7000

Facsimile No.: (617) 374-0074

E-mail Address: liz.lewis@takeda.com

Attention: Legal Department

Delivery Instructions:
(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the Effective Date.

THRESHOLD:	THRESHOLD PHARMACEUTICALS, INC.

	By:	/s/ Mark Hopkins
	Name:	Mark Hopkins, Ph.D., J.D.
	Title:	Vice President Intellectual Property and Assistant General Counsel

[Signature Page to Stock Purchase Agreement]

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of [●], 2017 by and among [Mercury] (which name, prior to the closing of the Merger, was [Trojan]), a Delaware corporation (the “Company”), and the “Investors” named in that certain Securities Purchase Agreement by and among the Company and the Investors of even date herewith (the “Purchase Agreement”). The Company and the Investors may each be referred to herein individually as a “Party” and collectively as the “Parties.” This Agreement is made pursuant to the Purchase Agreement and shall be effective as of the Closing. Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

The Parties hereby agree as follows:

1.    Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day, other than Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock” means the Company’s common stock, par value 50.001 per share, and any securities into which such shares may hereinafter be reclassified.

“Closing” shall have the meaning provided for in the Purchase Agreement.

“Eligible Market” means any of The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Initial Registration Statement” means the initial Registration Statement filed pursuant to Section 2(a) of this Agreement.

“Investors” means the Investors identified in the Purchase Agreement and any Affiliate, successor or assign, or permitted transferee of any Investor who is a subsequent holder of any Registrable Securities.

“Merger Agreement” means that certain Agreement and Plan of Merger and Reorganization, dated as of March [●], 2017, by and among [Mercury], [Trojan], a Delaware corporation (“Trojan”), and [Trojan Merger Sub, Inc.], a Delaware corporation.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of theoffering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Shares, (ii) the Warrant Shares and (iii) any other securities issued or issuable with respect to or in exchange for Registrable Securities, whether by merger, charter amendment, stock split, dividend, recapitalization, or otherwise; provided, that, a security shall cease to be a Registrable Security upon (A) the sale of such security pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale without restriction by the applicable Investor pursuant to Rule 144.

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including, without limitation, the Initial Registration Statement and any Remainder Registration Statements), including (in each case) amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statements.

“Remainder Registration Statements” has the meaning set forth in Section 2(c).

“Required Investors” means the Investors holding a majority of the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” means the aggregate number of shares of Common Stock issued pursuant to the Purchase Agreement.

“Trading Day” means (a) any clay on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on its primary Trading Market, then a day on which trading of the Common Stock occurs on an Eligible Market, or (c) if the Common Stock is not listed or quoted as set forth in clauses (a) or (b) hereof, any Business Day.

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“Trading Market” means The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Warrants” means the Warrants issued pursuant to the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrants.

2.    Registration.

(a)    Registration Statements.

(i)    Initial Registration Statement. Promptly following the date of closing of the purchase and sale of the securities contemplated by the Purchase Agreement (the “Closing Date”), but no later than sixty (60) days after the Closing Date (the “Filing Deadline”), the Company shall file with the SEC, to include (by way of filing, amendment or otherwise) the Registrable Securities sold in connection with the Purchase Agreement, the Initial Registration Statement, so as to cover the resale of the Registrable Securities. The Initial Registration Statement shall be on Form S-3 (except if the Company is then ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on such other form available to register for resale the Registrable Securities as a secondary offering) subject to the provisions of Section 2(a)(ii). Subject to any SEC comments, such Registration Statement shall include the plan of distribution in substantially the form attached hereto as Exhibit A; provided, however, that no Investor shall be named as an “underwriter” in the Registration Statement without the Investor’s prior written consent. Unless such Registration Statement includes 100% of the Registrable Securities then outstanding, such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission.

(ii)    Alternative Form of Registration Statement. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Investors and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(iii)    Expenses. The Company will pay all reasonable expenses associated with effecting the registration of the Registrable Securities pursuant to this Section 2, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities

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laws, listing fees, and reasonable fees and expenses of one counsel to the Investors up to an aggregate cap of Thirty-five Thousand Dollars ($35,000), but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(b)    Effectiveness.

(i)    The Company shall use commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable after filing, and in any event no later than one hundred twenty (120) days after the Closing (the “Effectiveness Deadline”). The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii)    For not more than thirty (30) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay and (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

(c)    Rule 415; Cutback. If at any time the SEC informs the Company that all of the Registrable Securities cannot, based on the provisions of Rule 415 under the Securities Act, be registered for resale as a secondary offering on a single registration statement, or requires any Investor to be named as an “underwriter,” the Company shall use its commerciallyreasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(c), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor. Any cut-back imposed on the Investors pursuant to this

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Section 2(c) shall be allocated among the Investors on a pro rata basis and, unless otherwise directed in writing by an Investor as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced first by the Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Investors on a pro rata basis based on the total number of unregistered Warrant Shares held by such Investors) and second by the Shares (applied, in the case that some Shares may be registered, to the Investors on a pro rata basis based on the total number of unregistered Shares held by such Investors), in each case subject to a determination by the SEC that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. For the avoidance of doubt, for purposes of this Section 2(c), the term “commercially reasonable efforts” shall not require the Company to institute or maintain any action, suit or proceeding against the SEC or any member of the Staff of the SEC. In the event the Company amends the Initial Registration Statement or files a new Initial Registration Statement, as the case may be, to remove the Cut Back Shares, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by SEC, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the new Registration Statement (the “Remainder Registration Statements”).

(d)    If:    (i) the Initial Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the Initial Registration Statement is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline or (iii) after its Effective Date, except in the case of an Excluded Event (as defined in Section 2(e)), (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement) to remain continuously effective as to all Registrable Securities included in such Registration Statement or (B) the Investors are not permitted to utilize the Prospectus therein to resell such Registrable Securities for any reason (other than due to a change in the “Plan of Distribution” or the inaccuracy of any information regarding the Investors), in each case, for more than an aggregate of twenty (20) consecutive Trading Days or forty-five (45) Trading Days (which need not be consecutive days) during any twelve (12) month period (other than as a result of a breach of this Agreement by an Investor), or (iv) if none of the Initial Registration Statement or a Remainder Registration Statement is effective and the Company fails to satisfy the current public information requirement pursuant to Rule 144(c)(1) as a result of which the Investors who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto), (any such failure or breach in clauses (i) through (iv) above being referred to as an “Event,” and, for purposes of clauses (i), (ii) or (iv), the date on which such Event occurs, or for purposes of clause (iii), the date on which such twenty (20) or forty-five (45) Trading Day period is exceeded, being referred to as an “Event Date”), then, as the sole recourse, the Investors may have hereunder or under applicable law, (x) within five (5) Business Days after an Event Date relating to a failure in clause (i) only, the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to one percent (1.0%) of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement for any Registrable Securities held by such Investor on such Event Date; and (y) on each thirty (30)-day anniversary (or pro rata portion thereof) following any Event Date (including, for the avoidance of doubt, a failure in clause (i), in which case each thirty (30)-day anniversary shall be measured

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commencing on the 31st day following such Event Date) until the earlier of (1) the applicable Event is cured or (2) the Registrable Securities are eligible for resale pursuant to Rule 144 without manner of sale or volume restrictions, the Company shall pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to one percent (1.0%) of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by such Investor. The Parties agree that (1) notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the Effectiveness Deadline) and in no event shall the aggregate amount of Liquidated Damages payable to an Investor exceed, in the aggregate, six percent (6.0%) of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement and (2) in no event shall the Company be liable in any thirty (30)-day period for Liquidated Damages under this Agreement in excess of one percent (1.0%) of the aggregate purchase price paid by the Investors pursuant to the Purchase Agreement. Unless otherwise specified in this Section 2(d), the Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. Notwithstanding the foregoing, nothing shall preclude any Investor from pursuing or obtaining any specific performance with respect to this Section 2(d) in accordance with applicable law. The Company shall not be liable for Liquidated Damages under this Agreement as to any Registrable Securities which are not permitted by the SEC to be included in a Registration Statement from the time that it is determined that such Registrable Securities are not permitted to be registered until such time as the provisions of this Agreement as to the Remainder Registration Statements required to be filed hereunder are triggered, in which case the provisions of this Section 2(d) shall once again apply, if applicable. In such case, the Liquidated Damages shall be calculated to only apply to the percentage of Registrable Securities which are permitted by the SEC to be included in such Registration Statement. The Effectiveness Deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Purchaser to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which the Effectiveness Deadline would be extended with respect to Registrable Securities held by such Purchaser).

(e)    Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to the Investors, suspend sales under a Registration Statement after the effective date thereof and/or require that the Investors immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale or any other pending development that the Company believes may be material, and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time (an “Excluded Event”). Upon

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receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Investor is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 2(e) may be exercised for a period of no more than twenty (20) Trading Days at a time and not more than two times in any twelve-month period, without such suspension being considered as part of an Allowed Delay. Immediately after the end of any suspension period under this Section 2(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Investors to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

3.    Company Obligations. At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will:

(a)    use commercially reasonable efforts to cause such Registration Statement to become effective pursuant to the terms of Section 2 hereof, and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, (ii) the third anniversary of the effectiveness of the Registration Statement, or (iii) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144 (or any successor thereto) promulgated under the Securities Act (the “Effectiveness Period”);

(b)    prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)    provide copies to and permit counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than seven (7) days prior to their filing with the SEC;

(d)    furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the casemay be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and eachletter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such

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Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

(e)    use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f)    prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g)    use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h)    immediately notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)    otherwise comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditionsspecified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be

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reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter); and

(j)    With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees, during the Effectiveness Period to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six (6) months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4.    Due Diligence Review; Information. If any Investor is required under applicable securities law to be described in the Registration Statement as an “underwriter,” upon the written request of such Investor in connection with such Investor’s due diligence requirements, if any, the Company shall make available for inspection by (i) such Investor and its legal counsel and (ii) one firm of accountants or other agents retained the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector solely for the purpose of establishing a due diligence defense under underwriter liability under the Securities Act, and cause the Company’s officers, directors and employees to supply all information that any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to such Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other

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Transaction Document. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

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5.    Obligations of the Investors.

(a)    Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement. An Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that (i) such Investor furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities, and (ii) the Investor execute such documents in connection with such registration as the Company may reasonably request.

(b)    Each Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)    Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(b)(ii) or (ii) to the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

(d)    Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

6.    Indemnification.

(a)    Indemnification by the Company. In the event that any Registrable Securities are included in a Registration Statement pursuant to this Agreement, the Company will indemnify and hold harmless each Investor whose Registrable Securities are included in a Registration Statement and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue

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statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus (if used prior to the effective date of such Registration Statement) or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) anyfailure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided,however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based solely upon (w) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information pertaining to such Investor and furnished in writing by such Investor or any such controlling person specifically for use in such Registration Statement or Prospectus, (x) the use by an Investor of an outdated or defective prospectus after the Company has validly notified such Investor in writing that the prospectus is outdated or defective, (y) an Investor’s (or any other indemnified Person’s) failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities if such statement or omission was corrected in such Prospectus or supplement, or (z) amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the prior written consent of the Company unless, in accordance with Section 6(c) below, such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of the proceeding.

(b)    Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act), to the same extent and in the same manner as is set forth in Section 6(a), against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information pertaining to such Investor and furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Investor in connection with any

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claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)    Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.

No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and such settlement does not include any non-monetary limitation on the actions of any indemnified party or any of its affiliates or any admission of fault or liability on behalf of any such indemnified party.

Subject to the terms of this Agreement, all fees and expenses of the indemnified party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 6) shall be paid to the indemnified party, as incurred, within twenty (20) Trading Days of written notice thereof to the indemnifying party; provided, that the indemnified party shall promptly reimburse the indemnifying party for that portion of such fees and expenses applicable to such actions for which such indemnified party is finally judicially determined to not be entitled to indemnification hereunder).

(d)    Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party

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and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.    Miscellaneous.

(a)    Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors equally and in the same fashion. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors.

(b)    Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.5 of the Purchase Agreement.

(c)    Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d)    Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless such securities are otherwise freely tradable by the Investors after giving effect to such transaction.

(e)    Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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(f)    Piggy-Back Registrations. If at any time during the Effectiveness Period, except as contemplated by Section 2(c) hereof, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within 15 days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 7(f) that are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without volume limitation or that are the subject of a then effective Registration Statement; provided, further, however, if there is not an effective Registration Statement covering all of the Registrable Securities during the Effectiveness Period, the Company may file a registration statement with the Commission to register equity securities of the Company to be sold on a primary basis, provided that the Company does not sell any such shares until there is an effective Registration Statement covering all of the Registrable Securities. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7(f) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration

(g)    Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(h)    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(i)    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(j)    Further Assurances. The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

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(k)    Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the Parties with respect to such subject matter.

(l)    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular mater, any state or federal court within the State of Delaware) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each Party irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first above written.

The Company:	[TROJAN]

By:
	Name:	[●]
	Title:	[●]

The Investors:	[●]

By:
	Name:	[●]
	Its:	[●]

Address:	[●]

Exhibit A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such

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shares of common stock or warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may he underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

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In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay certain expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution. We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

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